Exhibit 99.1

Grocery Outlet Holding Corp. Announces Appointment of New Chief Financial Officer

Christopher Miller to join Grocery Outlet on January 6, 2025

EMERYVILLE, Calif., Dec. 18, 2024 (GLOBE NEWSWIRE) -- Grocery Outlet Holding Corp. (NASDAQ: GO) (“Grocery Outlet” or the “Company”), today announced the appointment of Christopher Miller as Executive Vice President and Chief Financial Officer, effective January 6, 2025. He will report directly to Eric Lindberg, Grocery Outlet’s Chairman of the Board and Interim President and Chief Executive Officer.

Mr. Miller joins Grocery Outlet from Shamrock Foods Company, the largest family-held food service distributor in the western United States, where he was the company’s CFO for nearly two years. Prior to that, he spent over 15 years at Core-Mark Holding Co., the leading marketer of fresh food and broad-line supply solutions to the convenience retail industry in North America, holding various financial and leadership roles, including EVP and Chief Financial Officer and VP and Chief Accounting Officer. In addition, Mr. Miller’s background also includes a variety of finance and accounting roles with retail and consumer products companies including Cost Plus World Market, Levi Strauss & Co., and Hermes.

“We are thrilled to welcome Chris Miller to the Grocery Outlet team,” Mr. Lindberg said. “Chris is an accomplished CFO who brings a wealth of finance, accounting, business strategy, and public company experience to the table that we are confident will benefit our independent operators, shareholders, and our business as we continue to grow. We look forward to working with him to shape the future of Grocery Outlet.”

“Grocery Outlet is an exceptional company with a powerful business model and an incredible culture that I can’t wait to be part of,” Mr. Miller said. “I’m excited to get to work as we chart an exciting next chapter for the company.”

Upon Mr. Miller’s appointment, Lindsay Gray, who has been serving as Interim CFO for the Company since March of this year, will continue her role of Senior Vice President, Accounting (Principal Accounting Officer), which she held prior to the appointment as Interim CFO. “We would like to thank Lindsay for stepping up and leading as Interim CFO during a pivotal year for the business, and we are fortunate to have her continued leadership over our accounting and reporting function moving forward,” Mr. Lindberg said.

Forward-Looking Statements:

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this release other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans, market trends and leadership changes. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those expressed or implied by any forward-looking statements, including: the availability and supply of opportunistic products and other trending products at attractive pricing; our ability to grow comparable store sales; risks related to new store growth and remodeled stores; inflation and other supply pricing impacts; the success of our brand and product marketing; failure to maintain our supply and distribution networks; risks to cash flows and liquidity; evolving retail competition, including online; catastrophic events and other factors discussed under "Risk Factors" in the Company's most recent annual report on Form 10-K and in other subsequent reports the Company files with the United States Securities and Exchange Commission (the "SEC"). The Company's periodic filings are accessible on the SEC's website at www.sec.gov.

Moreover, the Company operates in a very competitive and rapidly changing environment, and new risks emerge from time to time. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, and our expectations based on third-party information and projections are from sources that management believes to be reputable, the Company cannot guarantee that future results, levels of activity, performance or achievements. These forward-looking statements are made as of the date of this release or as of the date specified herein and the Company has based these forward-looking statements on current expectations and projections about future events and trends. Except as required by law, the Company does not undertake any duty to update any of these forward-looking statements after the date of this news release or to conform these statements to actual results or revised expectations.

About Grocery Outlet:

Based in Emeryville, California, Grocery Outlet is a high-growth, extreme value retailer of quality, name-brand consumables and fresh products sold primarily through a network of independently operated stores. Grocery Outlet and its subsidiaries have more than 520 stores in California, Washington, Oregon, Pennsylvania, Tennessee, Idaho, Nevada, Maryland, North Carolina, New Jersey, Georgia, Ohio, Alabama, Delaware, Kentucky and Virginia.

INVESTOR RELATIONS CONTACT:
Christine Chen

(510) 877-3192

cchen@cfgo.com

John Rouleau

(203) 682-4810

John.Rouleau@icrinc.com

MEDIA CONTACT:

Layla Kasha
(510) 379-2176
lkasha@cfgo.com